Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-145137) of PharMerica Corporation of our report dated February 4, 2010 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Louisville, KY

February 9, 2012